                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] CONFIDENTIAL, FOR USE OF THE
[_] Preliminary Proxy Statement               COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                 K.SWISS INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

Notes:

                           [LOGO OF K.SWISS(R) INC.]

                              20664 BAHAMA STREET
                         CHATSWORTH, CALIFORNIA 91311

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 20, 1998

                               ----------------

To the Stockholders of
K.Swiss Inc.:

  The Annual Meeting of Stockholders of K.Swiss Inc. (the "Company") will be held at the K.Swiss(R) Corporate Office, 20664 Bahama Street, Chatsworth, California 91311 on Wednesday, May 20, 1998 at 10:00 a.m., Los Angeles time. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

    (1) For holders of Class A Common Stock to elect two directors, and for holders of Class B Common Stock to elect five directors, in each case to serve one-year terms ending in 1999, or until their successors are elected and qualified.

    (2) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on April 13, 1998 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority in voting interest of the Company's outstanding Common Stock must be present in person or be represented by proxy.

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are requested to mark, date, sign and return the enclosed proxy card as promptly as possible in the envelope provided. Stockholders attending the meeting may vote in person even if they have returned a proxy.

                                          By Order of the Board of Directors

                                          /s/ Steven Nichols

                                          Steven Nichols
                                          Chairman of the Board and
                                           President

Chatsworth, California
April 17, 1998

                                 K.SWISS INC.
                              20664 BAHAMA STREET
                         CHATSWORTH, CALIFORNIA 91311

                               ----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 20, 1998

                               ----------------

                      GENERAL INFORMATION ON THE MEETING

  This Proxy Statement is being mailed on or about April 17, 1998 in connection with the solicitation of proxies by and on behalf of the Board of Directors of K.Swiss Inc., a Delaware corporation ("K.Swiss" or the "Company"), for use at the Annual Meeting of Stockholders of the Company, which is to be held on Wednesday, May 20, 1998 at 10:00 a.m. at the K.Swiss(R) Corporate Office, 20664 Bahama Street, Chatsworth, California 91311, and any adjournment or postponement thereof.

  The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing of proxy solicitation materials. In addition to the use of mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, telegraph, fax or personal interview. Although there is no formal agreement to do so, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxies and proxy material to the beneficial owners of the Company's stock.

                            RECORD DATE AND VOTING

  Only stockholders of record at the close of business on April 13, 1998 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof. As of April 13, 1998, 3,127,603 shares of Class A Common Stock and 2,342,072 shares of Class B Common Stock were outstanding, all of which shares are entitled to be voted at the meeting. Stockholders are entitled to one vote for each share of Class A Common Stock held of record, and ten votes for each share of Class B Common Stock held of record. At the meeting, holders of shares of Class A Common Stock will be entitled to elect two members of the Company's Board of Directors, and holders of shares of Class B Common Stock will be entitled to elect the remaining five members of the Company's Board of Directors. With respect to matters other than the election of directors or matters to which a class vote is not required by law, the presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting and will determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

  With respect to the election of directors or matters to which a class vote is required by law, the presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of outstanding shares of a class of the Company's common stock is necessary to constitute a quorum for the election of directors to represent such class or for such other matters requiring a class vote. A stockholder giving a proxy may revoke it at any time before it is voted by filing written notice of revocation with the Secretary of the Company at 20664 Bahama Street, Chatsworth, California 91311, or by appearing at the meeting and voting in person. A prior proxy is automatically revoked by a stockholder giving a valid proxy bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted in accordance with recommendations of the Board of Directors as shown on the proxy.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information known to the Company as of April 13, 1998 with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to own beneficially more than 5% of the outstanding shares of any class of Common Stock, (ii) each director of the Company, and (iii) all directors and officers as a group:

                                       CLASS A                           CLASS B
                           ---------------------------------- -----------------------------
NAME OR IDENTITY OF GROUP    NUMBER OF SHARES      PERCENT OF  NUMBER OF SHARES  PERCENT OF
AND ADDRESS(1)             BENEFICIALLY OWNED(2)   CLASS A(3) BENEFICIALLY OWNED CLASS B(3)
-------------------------  ---------------------   ---------- ------------------ ----------
Directors:
  Steven Nichols.........         279,922(4)(5)(6)     8.2%       1,619,706(7)      69.2%
  George Powlick.........          87,002(6)(8)        2.7              --           --
  Stanley Bernstein......          10,000(9)           0.3          503,794(9)      21.5
  Lawrence Feldman.......           2,780(5)           0.1           90,876(10)      3.9
  Stephen Fine...........          10,000(9)           0.3          503,794(9)      21.5
  Jonathan K. Layne......           1,000              0.0              --           --
  Martyn Wilford.........             --               --               --           --
All Directors and Offi-
 cers as a Group
 (15 persons)............         457,700             12.9        2,214,376         94.5
Other Principal Stock-
 holders:
  Nichols Family Trust...             --               --         1,619,706(7)      69.2
   20664 Bahama Street
   Chatsworth, CA 91311
  The Biltrite Corpora-
   tion..................          10,000(9)           0.3         503,794 (9)      21.5
   Two University Office
   Park
   51 Sawyer Road
   Waltham, MA 02254
  Schwartz Investment
   Counsel, Inc. ........         445,500(11)         14.2              --           --
   3707 W. Maple Road
   Bloomfield Hills, MI
   48301
  John Hancock Mutual
   Life Insurance
   Company...............         418,193(12)         13.4              --           --
   P.O. Box 111
   Boston, MA 02117
  Royce & Associates,
   Inc. .................         325,200(13)         10.4              --           --
   1414 Avenue of the
   Americas
   New York, NY 10019
  Kahn Brothers & Compa-
   ny, Inc. .............         248,500(14)          7.9              --           --
   555 Madison Avenue
   New York, NY 10022-
   3301
  Dimensional Fund Advi-
   sors Inc. ............         221,300(15)          7.1              --           --
   1299 Ocean Avenue
   Santa Monica, CA 90401

--------
 (1) Unless otherwise indicated, all addresses are c/o K.Swiss Inc., 20664 Bahama Street, Chatsworth, California 91311.

 (2) If shares of Class B Common Stock are owned by the named person or group, excludes shares of Class B Common Stock convertible into a corresponding number of shares of Class A Common Stock.

 (3) Percentages are calculated based on the total number of shares of Class A Common Stock outstanding (3,127,603) and on the total number of shares of Class B Common Stock outstanding (2,342,072) as of April 13, 1998, plus, where applicable, shares issuable upon exercise of options within sixty days after April 13, 1998.

 (4) Includes options to acquire 272,000 shares of Class A Common Stock, which options are exercisable within sixty days after April 13, 1998 but excludes options to acquire 6,000 shares of Class A Common Stock transferred by Mr. Nichols to a family member.

 (5) Steven Nichols exercises sole voting control over 2,780 shares beneficially owned by Lawrence Feldman pursuant to an agreement between Steven Nichols and Lawrence Feldman. Such shares are shown as beneficially owned by each of Messrs. Nichols and Feldman.

 (6) Steven Nichols exercises sole voting control over 5,142 shares beneficially owned by George Powlick pursuant to an agreement between Steven Nichols and George Powlick. Such shares are shown as beneficially owned by each of Messrs. Nichols and Powlick.

 (7) Steven Nichols, co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. Such shares, which are owned by the Nichols Family Trust, are also shown as beneficially owned by Mr. Nichols.

 (8) Includes options to acquire 62,360 shares of Class A Common Stock, which options are exercisable within sixty days after April 13, 1998.

 (9) Such shares are owned of record by The Biltrite Corporation, of which Stanley Bernstein is Chairman of the Board and Chief Executive Officer, and of which Stephen Fine is a Director and President. Mr. Bernstein and Mr. Fine are also the sole stockholders of The Biltrite Corporation. Mr. Bernstein's and Mr. Fine's addresses are c/o The Biltrite Corporation at the address set forth in the table.

(10) Such shares are held by Lawrence Feldman and his wife as trustees of trusts for the benefit of other unrelated individuals.

(11) Based solely upon information contained in a Schedule 13G dated February 13, 1998 received by the Company from Schwartz Investment Trust on behalf of its series fund, Schwartz Value Fund, as to 235,000 shares and Schwartz Investment Counsel, Inc. as to 210,500 shares.

(12) Based solely upon information contained in a Schedule 13G, as amended, dated January 22, 1998 received by the Company.

(13) Based solely upon information contained in Schedule 13Gs, as amended, each dated February 3, 1998, received by the Company from Royce & Associates, Inc. as to 325,200 shares and from Mr. Charles M. Royce.

(14) Based solely upon information contained in a Schedule 13G, dated February 5, 1997 received by the Company.

(15) Based solely upon information contained in a Schedule 13G, as amended, dated February 9, 1998 received by the Company. Dimensional Fund Advisors Inc. ("Dimensional") has advised the Company that it is a registered investment advisor and that the securities shown above are held by several investment vehicles for which Dimensional serves as investment manager and that Dimensional thereby disclaims beneficial ownership of all such securities.

                             ELECTION OF DIRECTORS

  Under the Restated Certificate of Incorporation and the Restated Bylaws of the Company, two (2) directors out of a total of seven (7) are to be elected at the 1998 Annual Meeting of Stockholders by the holders of Class A Common Stock to serve one-year terms expiring at the 1999 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The remaining five (5) directors are to be elected at the 1998 Annual Meeting of Stockholders by the holders of Class B Common Stock to serve one-year terms expiring at the 1999 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Unless authority to vote for a certain nominee is withheld by an indication thereon, the Class A Common Stock proxy will be voted to re-elect Jonathan K. Layne and Martyn Wilford, and the Class B Common Stock proxy will be voted to re-elect Steven Nichols, George Powlick, Stanley Bernstein, Lawrence Feldman and Stephen Fine, in all cases to serve until the 1999 Annual Meeting of Stockholders or until their respective successors are elected and qualified. The Company has no reason to believe that any of those named will not be available as a candidate. However, if such a situation should arise, the proxy may be voted for the election of other nominees as directors at the discretion of the person acting pursuant to the proxy. Certain information regarding the nominees for election by the holders of Class A Common Stock and the holders of Class B Common Stock is set forth below:

    NOMINEES FOR ELECTION BY CLASS A COMMON STOCKHOLDERS AT THE 1998 ANNUAL
                                    MEETING

                                 AGE AT                    POSITION WITH               DIRECTOR
         NAME               DECEMBER 31, 1997                 COMPANY                   SINCE
         ----               -----------------              -------------               --------
   Jonathan K. Layne.......         44                        Director                   1990
   Martyn Wilford..........         46                        Director                   1990

NOMINEES FOR ELECTION BY CLASS B COMMON STOCKHOLDERS AT THE 1998 ANNUAL MEETING

                                 AGE AT                    POSITION WITH               DIRECTOR
         NAME               DECEMBER 31, 1997                 COMPANY                   SINCE
         ----               -----------------              -------------               --------
   Steven Nichols..........         55            Chairman of the Board, President       1987
   George Powlick..........         53        Vice President--Finance, Chief Financial   1990
                                                  Officer, Secretary and Director
   Stanley Bernstein.......         54                        Director                   1987
   Lawrence Feldman........         55                        Director                   1987
   Stephen Fine............         49                        Director                   1987

PRINCIPAL OCCUPATIONS OF CLASS A AND CLASS B NOMINEES DURING LAST FIVE YEARS

  STEVEN NICHOLS has been President and Chairman of the Board of the Company since 1987. From 1980 to 1986, Mr. Nichols was a director and Vice-President-- Merchandise of Stride Rite Corp., a footwear manufacturer and holding company. In addition, Mr. Nichols was President of Stride-Rite Footwear from 1982 to 1986. From 1979 to 1982, Mr. Nichols served as an officer and President of Stride Rite Retail Corp., the largest retailer of branded children's shoes in the United States. From 1962 through 1979, he was an officer of Nichols Foot Form Corp., which operated a chain of New York retail footwear stores.

  GEORGE POWLICK, Director, Vice President--Finance, Chief Financial Officer and Secretary, joined the Company in January 1988. Mr. Powlick is a certified public accountant and was an audit partner in the independent public accounting firm of Grant Thornton from 1975 to 1987.

  STANLEY BERNSTEIN, a Director of the Company, has been Chairman of the Board and Chief Executive Officer of The Biltrite Corporation since 1985. Biltrite is a supplier of rubber and plastics products used in footwear, flooring and industrial applications. From 1982 to 1985, Mr. Bernstein served as Executive Vice-President of Biltrite. From 1968 to 1982, he held numerous executive positions with American Biltrite Inc. Mr. Bernstein is a member of the Massachusetts bar. Mr. Bernstein is also a member of the Board of Directors of Senior Tour Players Development, Inc., a developer, acquirer and operator of golf courses and golf practice facilities. Mr. Bernstein is the cousin of the wife of Stephen Fine, a Director of the Company.

  LAWRENCE FELDMAN, a Director of the Company, has been President of the Rug Warehouse, Inc., a New York City oriental rug retailer and wholesaler, since 1977. From 1973 to 1977, he was Vice President for Design and Product Development for Hart Schaffner & Marx, a clothing manufacturer and retailer.

  STEPHEN FINE, a Director of the Company, has been a Director, President and Chief Operating Officer of The Biltrite Corporation since 1985, and from 1982 to 1985 he served as Executive Vice-President of Biltrite, a supplier of rubber and plastics products used in footwear, flooring and industrial applications. From 1970 to 1982, he held various executive positions with American Biltrite Inc. Mr. Fine is also a Director of Maxwell Shoe Company Inc., a manufacturer of women's casual and dress footwear. Mr. Fine's wife is the cousin of Stanley Bernstein, a Director of the Company.

  JONATHAN K. LAYNE, a Director of the Company, has been a partner in the law firm of Gibson, Dunn & Crutcher LLP since 1987, where he specializes in corporate and securities law matters. From 1979 to 1986 he was an associate of the same law firm. Mr. Layne is also a member of the Board of Directors of Amwest Insurance Group, Inc., an insurance holding company, The Finish Line, Inc., a retailer of brand name athletic and leisure footwear, activewear and accessories and Maxwell Shoe Company Inc., a manufacturer of women's casual and dress footwear.

  MARTYN WILFORD, a Director of the Company and of K.Swiss UK Ltd. (a Company subsidiary), has been Chairman of the Board and Chief Executive Officer of Joseph Clark & Sons (Soho) Limited, a British leather trader, since 1986. Mr. Wilford joined Joseph Clark & Sons in 1974. He is a chartered accountant.

                   CERTAIN INFORMATION CONCERNING THE BOARD
                  OF DIRECTORS AND CERTAIN OF ITS COMMITTEES

  The Board of Directors has the following standing committees: Compensation and Stock Option Committee and Audit Committee. The Company does not have a nominating committee of its Board of Directors.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors held four formal meetings during fiscal 1997 and took action on numerous matters by unanimous written consent. Each Director attended at least 75% of the meetings of the Board and Board Committees of which he was a member.

  The Compensation and Stock Option Committee is composed of Messrs. Lawrence Feldman, Stephen Fine and Martyn Wilford. This Committee met six times during fiscal 1997.

  The Audit Committee is composed of Messrs. Stanley Bernstein and Jonathan K. Layne. This committee met two times during fiscal 1997.

REMUNERATION OF DIRECTORS

  During 1997, all directors who are not employees were paid a lump-sum of $2,000, plus $2,000 per regular Board meeting attended, and normal and necessary expenses for attending all such meetings. The Company also pays non-employee directors of its subsidiaries similar amounts.

                            EXECUTIVE COMPENSATION

  The following table sets forth information with respect to the compensation paid by the Company during the years ended December 31, 1997, 1996 and 1995 to the Chief Executive Officer and the four most highly compensated executive officers of the Company (the Named Officers) whose salary and bonus exceeded $100,000 in 1997.

                          SUMMARY COMPENSATION TABLE

                                    ANNUAL              LONG TERM
                                 COMPENSATION          COMPENSATION
                               --------------------    ------------
                                                          AWARDS
                                                       ------------
                                                         OPTIONS/
NAME AND PRINCIPAL                                         SARS        ALL OTHER
POSITION                  YEAR  SALARY     BONUS(1)        (#)      COMPENSATION(2)
------------------        ---- --------    --------    ------------ ---------------
Steven Nichols..........  1997 $702,308    $505,369(4)       --         $42,528
President and Chief       1996  675,308         -- (4)    50,000         22,232
 Executive Officer        1995  630,889(3)      --           --          40,690
Preston Davis...........  1997  156,360      93,816(4)       --          17,888
Vice President Sales      1996  150,835         -- (4)     3,000          4,044
                          1995  144,792         --           --          20,890
Deborah Mitchell........  1997  185,000     146,941(4)     5,000         19,349(5)
Vice President--Market-
ing                       1996  140,417         -- (4)    20,000          2,352(5)
                          1995  120,000         --           --             300
George Powlick..........  1997  239,934     138,122(4)       --          25,022(6)
Vice President--Finance,  1996  230,705         -- (4)     7,800          9,697(6)
 Chief Financial Officer  1995  221,045         --           --          26,388(6)
Brian Sullivan..........  1997  187,339      90,563(4)     1,800         17,103
Vice President--National
Accounts                  1996  120,396      15,054(4)    10,800          2,322
                          1995  127,492      15,946          --          17,883

--------
(1) Includes cash bonuses earned and accrued during the year indicated, but paid subsequent to the end of the year.

(2) Comprised of the Company's profit sharing and 401(k) matching contributions made in the stated year on behalf of the Named Officers, cash payments made relating to the number of stock options held by the Named Officers and term life insurance premiums for the benefit of the Named Officers. The Company did not make a profit sharing contribution during 1996.

(3) Mr. Nichols' 1995 salary of $657,176 (less an 8% discount factor for an actual payment of $630,889) was advanced to him in December 1994.

(4) Effective July 1, 1996 the Company adopted an executive bonus program based on changes in Economic Value Added ("EVA"). See "Compensation and Stock Option Committee Report".

  The terms of the program for 1996 mandated that no payouts would be made for 1996 and that any declared bonus would be carried forward to 1997 as a beginning bank balance for the executive, except in the case of Mr. Sullivan who received a cash bonus of $15,054 for 1996. The remaining amounts accrued and deposited in notional EVA bank accounts for 1996 for the Named Officers are as follows: Steven Nichols--$0, Preston Davis-- $28,474, Deborah Mitchell--$90,570, George Powlick--$0, and Brian Sullivan--$13,806.

  The balance accrued in notional EVA bank accounts at the end of 1997 (excluding amounts disclosed above as "Bonus" but including balances carried forward from 1996) for the Named Officers are as follows: Steven Nichols--$308,430, Preston Davis--$147,858, Deborah Mitchell--$145,881, George Powlick--$84,297 and Brian Sullivan--$129,051.

(5) Includes $2,925 and $1,352 for 1997 and 1996, respectively, of imputed interest related to a non-interest bearing loan made by the Company to Ms. Mitchell.

(6) Includes $1,565, $1,544 and $1,760 for 1997, 1996 and 1995, respectively, of imputed interest related to a non-interest bearing loan made by the Company to Mr. Powlick. See "Certain Transactions".

                          STOCK OPTION GRANTS IN 1997

  The following table sets forth information with respect to options to purchase the Company's Class A Common Stock granted in 1997 to the Named Officers.

                                                                         POTENTIAL REALIZABLE
                                                                           VALUE AT ASSUMED
                                                                        ANNUAL RATES OF STOCK
                                                                        PRICE APPRECIATION FOR
                                      INDIVIDUAL GRANTS                     OPTION TERM(1)
                         ---------------------------------------------- ----------------------
                                   % OF TOTAL
                                    OPTIONS
                         OPTIONS   GRANTED TO
                         GRANTED   EMPLOYEES  EXERCISE PRICE EXPIRATION
    NAME                 (#)(2)     IN 1997   (PER SHARE)(3)    DATE        5%         10%
    ----                 -------   ---------- -------------- ---------- ---------- -----------
Steven Nichols..........    --        -- %        $  --            --   $      --  $       --
Preston Davis...........    --        --             --            --          --          --
Deborah Mitchell........  5,000(4)      6          16.38      10/20/07      51,597     130,221
George Powlick..........    --        --             --            --          --          --
Brian Sullivan..........  1,800(5)      2          16.38      10/20/07      18,575      46,880

--------
(1) Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown (compounded annually) from the grant date until the end of the ten year option term. This value is calculated based on requirements of the Securities and Exchange Commission and does not reflect the Company's estimate of future stock price growth.

(2) The Company's 1990 Stock Incentive Plan is administered by the Compensation and Stock Option Committee of the Board of Directors which determines the eligibility of persons under the Plan, the number of awards to be granted and the terms of such grants.

(3) Options were granted at market value at the date of grant (the closing price of the Company's Class A Common Stock on the NASDAQ National Market System). The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(4) Options granted commenced vesting on February 1, 1998 and vest 25% three years, four years, five years and six years, respectively, after the date upon which such options commenced vesting.

(5) Options granted commenced vesting on February 1, 1998 and vest 33% three years, four years and five years, respectively, after the date upon which such options commenced vesting.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

  The following table sets forth information with respect to options exercised, unexercised options, and year end values, in each case with respect to options to purchase the Company's Class A Common Stock granted in 1997 and prior years under the 1990 Stock Incentive Plan and the 1988 Stock Option Plan to the Named Officers and held by them at December 31, 1997.

                                                                          VALUE OF UNEXERCISED
                                                NUMBER OF UNEXERCISED         IN-THE-MONEY
                           SHARES                    OPTIONS AT                OPTIONS AT
                          ACQUIRED              DECEMBER 31, 1997(#)      DECEMBER 31, 1997(1)
                             ON       VALUE   ------------------------- -------------------------
    NAME                 EXERCISE(#) REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
    ----                 ----------- -------- ----------- ------------- ----------- -------------
Steven Nichols..........     --       $  --     278,000         --       $405,000      $   --
Preston Davis...........     --          --      26,300      10,200       158,190       18,900
Deborah Mitchell........     --          --         --       25,000           --       140,000
George Powlick..........     --          --      58,840      23,160       218,750       52,500
Brian Sullivan..........     --          --      15,100      12,600        83,125       71,064

--------
(1) Represents the difference between the closing price of the Company's Class A Common Stock on December 31, 1997 of $16.25 and the exercise price of the options.

                             EMPLOYMENT AGREEMENTS

  The Company and Steven Nichols, the Company's Chairman, President and Chief Executive Officer, are parties to a five-year employment agreement commencing January 1, 1996 and ending December 31, 2000. Under this agreement, Mr. Nichols received an annual base salary of $702,308 during 1997 and will receive the same amount (plus an adjustment for cost of living increases) during each subsequent year thereafter, Mr. Nichols also receives a cash bonus award each year in an amount ranging up to 200% of his base salary, depending upon the financial performance of the Company as compared to the prior year. Mr. Nichols receives no bonus for a year in which the Company's earnings before income taxes do not exceed 110% of the prior year's earnings before income taxes, excluding extraordinary items. Mr. Nichols will be awarded a bonus equal to 4% of base salary for each percentage point that earnings before income taxes for any year exceed 110%, up to and including 135%, of earnings before income taxes in the immediately preceding year. In addition, Mr. Nichols will be awarded a bonus equal to 5% of base salary for each percentage point that earnings before income taxes for any year exceed 135%, up to and including 155%, of earnings before income taxes in the immediately preceding year. In the event earnings before income taxes for any year exceed 155% of earnings before income taxes in the immediately preceding year, Mr. Nichols will be awarded a bonus equal to 200% of his base salary for such year (which is the maximum bonus payable to Mr. Nichols in any one year under the employment agreement). For the purpose of calculating Mr. Nichols' 1996 bonus, 1995 earnings before income taxes are deemed to be $7,184,000. Mr. Nichols has voluntarily agreed to waive that portion of the bonus he would have received under his employment agreement for 1996 and 1997 to the extent it exceeds the amount he would have received under the Company's Economic Value Added bonus plan. See "Executive Compensation--Compensation and Stock Option Committee Report." The employment agreement prohibits Mr. Nichols from competing with the Company and its subsidiaries for a period of 12 months following termination of his employment, although this restriction is not applicable beyond December 31, 2000 if Mr. Nichols remains employed by the Company on or after that date. The agreement is terminable upon 30 days written notice by Mr. Nichols under certain circumstances, such as a reduction in salary or position, and is terminable by the Company for cause.

  In connection with a prior employment agreement, the Company and Mr. Nichols entered into an amended and restated registration rights agreement which granted Mr. Nichols the right to cause the Company to register outstanding shares of Class A Common Stock issuable upon conversion of Class B Common Stock, held by Mr. Nichols or any entity formed primarily for the benefit of members of his family, in each case upon any proposal by the Company to register shares of any class of Common Stock under the Securities Act of 1933, as amended, in a public offering for cash.

                COMPENSATION AND STOCK OPTION COMMITTEE REPORT

SUMMARY OF COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

  The Compensation and Stock Option Committee (the "Compensation and Stock Option Committee" or the "Committee") administers the Company's stock option plans, reviews the Company's compensation plans, programs and policies and monitors the performance and compensation of executive officers and other key employees and makes appropriate recommendations and reports to the full Board of Directors concerning matters of executive compensation.

  The Company's philosophy is to maintain compensation programs which attract, retain and motivate senior management with economic incentives which are directly linked to financial performance and increased stockholder value. The key elements of the Company's executive compensation program consists of a base salary, potential for an annual bonus directly linked to individual and overall Company performance and the grant of stock options and other stock incentive awards intended to encourage the achievement of superior results over time and to directly align executive officer and stockholder economic interests.

  The Committee believes the Chief Executive Officer's compensation should be heavily influenced by Company performance. The Chief Executive Officer and the Company are parties to a five-year employment agreement which expires December 31, 2000. See "Executive Compensation--Employment Agreements." The Chief Executive Officer received an annual base salary of $702,308 during 1997 and will receive the same amount plus an adjustment for cost of living increases during each subsequent year thereafter. He is also eligible to receive a cash bonus award each year in an amount ranging up to 200% of his base salary, depending entirely upon the financial performance of the Company as compared to the prior year, provided however, for the years ending December 31, 1996 and 1997, Mr. Nichols has voluntarily agreed to waive that portion of the bonus he would have received under his employment agreement for 1996 and 1997 to the extent it exceeds the amount he would have received under the Company's Economic Value Added ("EVA") bonus plan. Mr. Nichols 1997 bonus calculated in accordance with his employment contract would have been $1,404,616. The Company's EVA bonus plan was designed by Stern Stewart & Co., consultants specializing in EVA plans, and basically rewards managers for increases in EVA (i.e. after tax operating profit, minus a charge for all capital employed). Under the applicable bonus program, the Chief Executive Officer received bonus payments of $0, $0 and $505,369 for the years ending December 31, 1995, 1996 and 1997, respectively. The Committee believes this arrangement provides the Chief Executive Officer significant incentive and aligns what could amount to (as in 1997) a bonus equal to a substantial percentage of his annual salary directly to the Company economic improvement.

  In addition, the Chief Executive Officer's five-year 1990 employment agreement provided for the grant by the Company of 200,000 shares of Class A Common Stock which options have now been granted at exercise prices ranging from $15.25 to $19.25 per share. In November 1994 he received a grant of 40,000 options to purchase shares of Class A Common Stock at an exercise price of $21.25 per share and in February 1996 he received a grant of 50,000 options to purchase shares of Class A Common Stock at an exercise price of $8.75 per share. All exercise prices were not less than the fair market value of such shares at the time of grant. The Committee believes these salary, bonus and option arrangements, together with the Chief Executive Officer's substantial equity ownership in the Company, provide him with incentive to perform at superior levels and in a manner which is directly aligned with the economic interests of the Company's stockholders.

  The Committee has adopted similar policies with respect to overall compensation of the Company's other executive officers. The salaries of the Company's executive officers have been established by considering the salaries of similar executives of comparably-sized companies both within and outside the industry within which the Company operates. In addition, other relative performance factors, including the individual's past performance and future potential, are considered in establishing base salaries of executive officers. Salaries for the Company's executive officers for 1997 generally increased 3% over the prior year's salaries with specific salary increases depending upon corporate performance, individual performance and inflation during the prior fiscal year.

  Effective July 1, 1996, the Company adopted, for certain of its executive officers plus other key management personnel, a bonus plan based on increasing the Company's EVA. Participants can earn a target bonus, based on the participant's role, responsibilities, and business unit, if target results are achieved. If target results are exceeded or missed, bonuses are proportionately increased or decreased. Target bonuses (expressed as a percentage of salary) and related performance goals (expressed as changes in
EVA) were established at the plan adoption date, after assessing recommendations of management and Stern Stewart & Co. EVA represents the net after tax operating profit less a charge for capital employed and is measured for the Company as a whole as well as individual business units within the Company.

  Each year a participating executive receives a bonus declaration equal to their target bonus multiplied by their business unit's EVA performance factor. The bonus declaration is accrued and placed in a notional bank account from which annual bonus payments are made to the executive. Annual payments from the notional bank account are equal to the bank balance (if the bank balance is less than or equal to one target bonus) plus one third of any excess bank balance after payment of target bonus, limited to one additional target bonus. Remaining bank balances are carried forward and are subject to forfeiture if the employee leaves the Company or the subsequent years change in EVA does not achieve plan performance parameters.

  During 1997, all Named Officers earned at least one target bonus because the Company's corporate plans and goals were exceeded for their business unit. The committee believes that EVA represents a key financial indicator of stockholder value and is an appropriate measure of Company financial performance.

  The Committee also generally grants stock options to the executive officers based primarily upon a subjective evaluation of the executive's past performance and future ability to influence the Company's long-term growth and profitability and secondarily upon the Company's recent economic performance. See "Stock Option Plans." Options are generally (but not always) granted at current market values and generally (but not always) contain vesting periods over a three-year period commencing on the third anniversary of the date of option grant. In some cases, the Committee has granted options with exercise prices of $1.00 per share to certain employees in amounts less than it would have granted to such persons at the then current market values. The Committee believes that this practice, although not widely utilized, can be a significant factor in motivating certain individuals, particularly those persons the Company is seeking initially to hire. In making new option grants, the Committee does consider the number of options already held by an executive officer. Since the value of a stock option bears a direct relationship to the Company's stock price, the Committee believes they are effective incentives for management to create value for stockholders. Consequently, the Committee believes stock options are a critical component of its long-term, performance-based compensation philosophy.

  Under 1993 federal law and applicable regulations, income tax deductions for compensation paid by publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Under the law, the deduction limit does not apply to payments which qualify as "performance-based". To qualify as "performance-based", compensation payments must be made from a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the committee must certify that the performance goals were achieved before payments can be awarded.

  The Committee intends to design the Company's compensation programs to conform with the legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments in excess of $1 million which qualify as "performance-based". However, the Company may pay compensation which is not deductible in limited circumstances when sound management of the Company so requires.

                                               Compensation and Stock Option
                                               Committee

                                               Lawrence Feldman Stephen Fine
                                               Martyn Wilford
Dated: April 10, 1998

  The above report of the Compensation and Stock Option Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates same by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Directors Feldman, Fine and Wilford comprise the Compensation and Stock Option Committee.

  In June 1988, the Company issued to the Rug Warehouse Inc. Pension Plan & Trust ("RWI") (of which Mr. Feldman, a Director of the Company, was trustee) 10% junior subordinated debentures in the principal amount of $400,000 to refinance certain junior subordinated debentures that were then repaid. The debentures are due on December 31, 2001 with interest payable quarterly. Beginning June 30, 1996 and on each December 31 and June 30 thereafter until the debentures are fully retired, the holder of such debentures may require the Company to redeem $50,000 (or such lesser principal amount outstanding) of such debentures on such dates. The Company has been informed that RWI has transferred its debentures to Mrs. Susan Feldman, the wife of Mr. Feldman.

  As of December 31, 1997, Mr. Feldman owed the Company $16,386 in connection with a loan made by the Company to Mr. Feldman for income taxes incurred on the acquisition of Class A Common Stock of the Company. The loan is non-interest bearing, is secured by shares of the Company's Class A Common Stock owned by Mr. Feldman and is due no later than April 10, 1998.

  The Biltrite Corporation, for which Mr. Fine serves as President, Chief Operating Officer and a director, is a party to a stockholders agreement relating to the manner in which certain shares of the Company's Common Stock are voted. See "Certain Transactions."

                         STOCK PRICE PERFORMANCE GRAPH

                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                   AMONG K.SWISS INC. CLASS A COMMON STOCK,
                   BROAD MARKET INDEX AND INDUSTRY INDEX(1)

  The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.



               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            AMONG K.SWISS INC CL A, INDUSTRY INDEX AND BROAD MARKET

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           K-SWISS        INDUSTRY     BROAD
(Fiscal Year Covered)        INC CL A       INDEX        MARKET
---------------------        ----------     ---------    ----------
Measurement Pt-  1992        $100           $100         $100
FYE   1993                   $104.55        $ 76.62      $119.95
FYE   1994                   $ 90.09        $ 92.32      $125.94
FYE   1995                   $ 49.93        $112.82      $163.35
FYE   1996                   $ 45.71        $177.82      $202.99
FYE   1997                   $ 75.63        $130.36      $248.3

                   ASSUMES $100 INVESTED ON JANUARY 1, 1993
                         ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEARS ENDING DECEMBER 31

--------
(1) Industry Index chosen was Media General Industry Group 552--Footwear

                              STOCK OPTION PLANS

  In 1988, the Company adopted the 1988 Stock Option Plan (the "1988 Plan"), pursuant to which the Company reserved 157,500 shares of Class A Common Stock, subject to certain adjustments, for issuance upon exercise of benefits granted under the 1988 Plan. On January 9, 1990, the Board of Directors terminated the 1988 Plan. Benefits outstanding under the 1988 Plan as of that date continue to vest and remain exercisable pursuant to the terms of the 1988 Plan and any agreements with respect to such benefits. As of April 13, 1998, there were 67,818 options granted, 52,277 options exercised, 7,351 options cancelled and 8,190 options outstanding under the 1988 Plan. Such options are exercisable at a price of $2.51. There are no options available for future grant under the 1988 Plan.

  All officers and employees of the Company were eligible to participate under the 1988 Plan. The 1988 Plan provided for the issuance of incentive stock options (as defined in Section 422 of the Internal Revenue Code (the "Code")) ("Incentive Options" or "ISOs"), non-qualified options ("Nonqualified Options" or "NSOs") and warrants (collectively, "Benefits"). The 1988 Plan is administered by a committee of the Board of Directors of the Company, which has full power to construe the 1988 Plan.

  The 1988 Plan provided that the aggregate fair market value (determined at the time the option was granted) of stock with respect to which ISOs are exercisable for the first time by any individual during each calendar year (under all plans of the Company and its subsidiaries) could not exceed $100,000. The per share exercise price of ISOs could not be less than 100% of the fair market value of the underlying Class A Common Stock on the date the option was granted (not less than 110% of such fair market value with respect to ISOs granted to an individual who owns 10% or more of the outstanding capital stock of the Company).

  No Benefit granted under the 1988 Plan may be exercised more than ten years after it was granted. The 1988 Plan generally provided that Benefits vest one-third after three years of continuous employment with the Company after the date of grant, one-third after four years of continuous employment with the Company after the date of grant and one-third after five years of continuous employment with the Company after the date of grant. Unvested portions of Benefits are forfeited upon termination of employment. Vested portions are exercisable only if at the time of exercise the Benefit holder is employed by the Company.

  On January 9, 1990, the Board of Directors adopted the K.Swiss Inc. 1990 Stock Incentive Plan which authorized the issuance of up to 525,000 shares of Class A Common Stock, subject to adjustments under certain circumstances. As amended, the aggregate number of shares issuable upon options and other awards under this plan is currently 825,000 shares of Class A Common Stock. The purpose of such plan is to enable the Company to attract, retain and motivate its key employees by providing for or increasing their proprietary interest in the Company. Any person who is employed by the Company on a salaried basis is eligible to participate in the 1990 Stock Incentive Plan. Awards may not be granted under the 1990 Plan after January 9, 2000. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Class A Common Stock may be issued pursuant to any award after January 9, 2010. The 1990 Plan is administered by a committee of the Board of Directors of the Company, which has full power to construe the 1990 Plan. The 1990 Plan authorizes the Compensation and Stock Option Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of (1) Class A Common Stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Class A Common Stock, or (3) any other security or benefit with a value derived from the value of the Class A Common Stock. As of April 13, 1998, 161 persons were eligible to so participate.

  During the year ended December 31, 1997 five current executive officers (out of 11 persons) were granted options to acquire an aggregate of 35,400 shares of Class A Common Stock at an average per share exercise price of $13.02. During the year ended December 31, 1997, other employees were granted options to acquire 53,550 shares of Class A Common Stock at an average exercise price of $8.98 per share. As of April 13, 1998, there were 1,048,168 options granted, 41,558 options exercised, 317,373 options cancelled, 689,237 options outstanding and 94,205 options available for future grant under the 1990 Stock Incentive Plan. Such options are exercisable at prices ranging from $1.00 to $23.00 per share.

                             CERTAIN TRANSACTIONS

  In June 1988, the Company issued to George Powlick (Director, Vice President--Finance and Chief Financial Officer of the Company) 10% junior subordinated debentures in the principal amount of $100,000 to refinance certain junior subordinated debentures that were then repaid. The debentures are due on December 31, 2001 with interest payable quarterly. Beginning June 30, 1996 and on each December 31 and June 30 thereafter until the debentures are fully retired, the holder of such debentures may require the Company to redeem $50,000 (or such lesser principal amount outstanding) of such debentures on such dates.

  Jonathan Layne is a member of the Board of Directors of the Company and a nominee to continue as a Class A Director. See "Election of Directors". Mr. Layne is a partner of the law firm Gibson, Dunn & Crutcher LLP which has provided legal services to the Company. The Company expects that such law firm will continue to render legal services to the Company.

  As of December 31, 1997, Mr. Powlick owed the Company $26,753 in connection with a loan made by the Company to Mr. Powlick for income taxes incurred on the acquisition of Class A Common Stock of the Company. The loan is non-interest bearing, is secured by shares of the Company's Class A Common Stock owned by Mr. Powlick and is due no later than April 10, 1998.

  The holders of all outstanding shares of Class B Common Stock other than Kenneth Zises are parties to an agreement (the "Stockholders Agreement") that provides in part as follows: so long as the number of shares of Class B Common Stock held by Biltrite and its affiliates (collectively, the "Biltrite Group") exceeds 15% of the total number of shares of Class B Common Stock outstanding, Steven Nichols and his affiliates (collectively, the "Nichols Group") will vote their shares of Class B Common Stock in favor of the election of two nominees of Biltrite as directors of the Company. The Nichols Group and the Biltrite Group will also vote their shares in connection with a merger or consolidation of the Company or a sale or lease of substantially all of its assets (collectively, a "Sale"), as Steven Nichols and Biltrite shall mutually direct. So long as the aggregate number of shares of Class B Common Stock held by the Biltrite Group is greater than or equal to 15% of the total number of outstanding shares of all classes of the Company's Common Stock (the "Biltrite Threshold") and the aggregate number of shares of Class B Common Stock held by the Nichols Group is greater than or equal to 10% of the total number of outstanding shares of all classes of the Company's Common Stock (the "Nichols Threshold"), Biltrite and Mr. Nichols shall direct the Biltrite Group and the Nichols Group to vote their shares in favor of a Sale only if both Biltrite and Mr. Nichols shall so agree. If Biltrite and Mr. Nichols do not agree, they shall mutually direct the Biltrite Group and the Nichols Group to vote their shares of Class B Common Stock against such Sale. If the number of shares of Class B Common Stock held by the Biltrite Group falls below the Biltrite Threshold, Biltrite and Mr. Nichols shall mutually direct the voting of the shares of Class B Common Stock in connection with a Sale as Mr. Nichols shall determine. If the number of shares of Class B Common Stock held by the Nichols Group falls below the Nichols Threshold, Biltrite and Mr. Nichols shall direct the voting of the shares of Class B Common Stock in connection with a Sale as Biltrite shall direct. If the number of shares of Class B Common Stock held by each of the Biltrite Group and the Nichols Group falls below the Biltrite Threshold and the Nichols Threshold, respectively, members of each group are free to vote their shares with respect to a Sale as they see fit. During 1993, the number of shares of Class B Common Stock held by the Biltrite Group fell below the Biltrite Threshold.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Grant Thornton was the Company's certified public accountant for fiscal 1997. During fiscal 1997, the Company also engaged Grant Thornton to render certain non-audit professional services involving general consultations.

  The appointment of auditors is approved annually by the Board of Directors which is based in part on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. Grant Thornton has been selected by the Audit Committee and the Board of Directors for the current year. Stockholder approval is not sought in connection with this selection. Each professional service performed by Grant Thornton during fiscal 1997 was reviewed, and the possible effect of such service on the independence of the firm was considered, by the Audit Committee. Representatives of Grant Thornton will be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they desire to do so and will respond to questions from stockholders.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Stockholders who wish to present proposals for action at the 1999 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than December 11, 1998, for inclusion in next year's proxy statement and proxy card.

                                 MISCELLANEOUS

  The Company knows of no matters other than the foregoing to be brought before the Annual Meeting, but if any other such matter properly comes before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies in accordance with their best judgment.

  The Annual Report of the Company for the fiscal year ended December 31, 1997, including financial statements, is being mailed under the same cover to each person who was a stockholder of record on April 13, 1998.

  The Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission, to any stockholder desiring a copy. Stockholders may write to K.Swiss Inc., 20664 Bahama Street, Chatsworth, California 91311,
Attention: George Powlick, Vice President--Finance.

  EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ Steven Nichols

                                          Steven Nichols
                                          Chairman of the Board and
                                           President

Chatsworth, California
April 17, 1998

PROXY                           K-SWISS INC.                              PROXY
                             Class A Common Stock
            Proxy for Annual Meeting of Stockholders, May 20, 1998

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on May 20, 1998 at 10:00 a.m. at the K-Swiss Corporate Office, 20664 Bahama Street, Chatsworth, California 91311.

     The undersigned hereby acknowledges receipt of the Notice of Annual
Meeting of Stockholders and the accompanying Proxy Statement for the 1998 Annual Meeting and, revoking all prior Proxies, appoints Steven Nichols and George Powlick, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all shares of Class A Common Stock of the undersigned in K-Swiss Inc., at the Annual Meeting of Stockholders to be held on May 20, 1998, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side hereof.

     This Proxy will be voted FOR Item 1 unless otherwise specified.

                                   (Continued and to be signed on reverse side.)


                                           K-SWISS INC.
                                           P.O. BOX 11251
                                           NEW YORK, N.Y. 10203-0251

1. ELECTION OF DIRECTORS   FOR all nominees  [_]   WITHHOLD AUTHORITY to vote    [_]   EXCEPTIONS* [_]
                           listed below            for all nominees listed below

   Nominees: Jonathan K. Layne, Martyn Wilford
   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name on the space provided below.)

  *Exceptions___________________________________________________________________

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.











                                    Change of Address and/   [_]
                                    or Comments Mark Here

                            Please sign as name(s) appears. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.

                            Dated:_____________________________________, 1998

                            _________________________________________________

                            _________________________________________________

                            Votes must be Indicated
                            (x) In Black or Blue Ink.

PLEASE MARK, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY                              K-SWISS INC.                            PROXY

                             Class B Common Stock

            Proxy for Annual Meeting of Stockholders, May 20, 1998

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on May 20, 1998 at 10:00 a.m. at the K-Swiss Corporate Office, 20664 Bahama Street, Chatsworth, California 91311.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 1998 Annual Meeting and, revoking all prior Proxies, appoints Steven Nichols and George Powlick, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all shares of Class B Common Stock of the undersigned in K-Swiss Inc., at the Annual Meeting of Stockholders to be held on May 20, 1998, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side hereof.

     This Proxy will be voted FOR Item 1 unless otherwise specified.

                                   (Continued and to be signed on reverse side.)

                                      K-SWISS INC.
                                      P.O. BOX 11251
                                      NEW YORK, N.Y. 10203-0251

1. ELECTIONS OF DIRECTORS     FOR all nominees  [_]     WITHHOLD AUTHORITY to vote  [_]     EXCEPTIONS* [_]
                              listed below              for all nominees listed below

   Nominees: Steven Nichols, George Powlick, Stanley Bernstein,
   Lawrence Feldman, Stephen Fine
   (INSTRUCTIONS: To withhold authority to vote for any Individual nominee, mark the "Exceptions" box and write that nominees's name on the space provided below.)

  *Exceptions___________________________________________________________________

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.





                                      Change of Address and/  [_]
                                      or Comments Mark Here


                            Please sign as name(s) appears. Executors, administrators, guardians, officers of corporations, and other signing in a fiduciary capacity should state their full title as such.

                            Dated:_____________________________________, 1998

                            _________________________________________________

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